Exhibit (a)(16)

Notice of Guaranteed Delivery

for

Tender of Shares of Common Stock

(Including the Associated Series A Junior Participating

Preferred Stock Purchase Rights)

of

PYR ENERGY CORPORATION

to

SAMSON ACQUISITION CORP.

a wholly owned subsidiary of

SAMSON INVESTMENT COMPANY

(Not to be used for Signature Guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK

CITY TIME, ON THURSDAY, MAY 24, 2007, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates (“Share Certificates”), evidencing shares of common stock, par value $0.001 per share (the “Common Stock”), of PYR Energy Corporation., a Maryland corporation (the “Company”), and the associated Series A Junior Participating Preferred Stock purchase rights (the “Rights,” and together with the Common Stock, the “Shares”) issued pursuant to the Rights Agreement, dated as of January 31, 2007, between the Company and U.S. Stock Transfer Corporation, as Rights Agent, are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to Wells Fargo Bank, N.A., as Depositary (the “Depositary”), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram, or facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

Wells Fargo Bank, N.A.

By Mail: Wells Fargo Bank, N.A. 608 Second Avenue South, MAC N9303-120 Minneapolis, MN 55479 Attn: M&A Processing	By Hand Delivery: Wells Fargo Bank, N.A. 608 Second Avenue South, MAC N9303-120 Minneapolis, MN 55479 Attn: M&A Processing	By Overnight Courier: Wells Fargo Bank, N.A. 608 Second Avenue South, MAC N9303-120 Minneapolis, MN 55479 Attn: M&A Processing

By Facsimile Transmission: (For Eligible Institutions Only) (612) 667-9825

To Confirm Facsimile Transmissions: (866) 631-0175 (For Confirmation Only)

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Samson Acquisition Corp., a Maryland corporation (“Purchaser”) and a wholly owned subsidiary of Samson Investment Company, a privately owned Nevada corporation (“Parent”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 28, 2007 (as amended or supplemented from time to time, the “Offer to Purchase”), the Supplement to the Offer to Purchase dated April 30, 2007 (the “Supplement”), and the accompanying Letter of Transmittal (as amended or supplemented from time to time, the “Letter of Transmittal”, which, together with the Offer to Purchase and the Supplement collectively constitute the “Offer”), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares:

Certificate Nos. (If Available):

☐	Check this box if Shares will be delivered by book-entry transfer:

Book-Entry Transfer Facility

Account No.

(SIGNATURE(S) OF HOLDER(S))

Dated:                                                                                                                                                                                                    , 2007

(PLEASE TYPE OR PRINT)

(ADDRESS)

(ZIP CODE)

(DAYTIME AREA CODE AND TELEPHONE NO.)

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GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a participant in the Security Transfer Agents Medallion Program or an “eligible guarantor institution,” as such term is defined in Rule 17 Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary’s account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, confirmation of the book-entry transfer of such Shares in the Depositary’s account at The Depository Trust Company, together with an Agent’s Message (as defined in the Offer to Purchase), in each case together with any other documents required by the Letter of Transmittal, within three American Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery (as defined in the Offer to Purchase) after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
(AUTHORIZED SIGNATURE)
Address:
Name:
(ZIP CODE)		(PLEASE TYPE OR PRINT)

Title:

Area Code and Tel. No.:	Dated:	, 2007

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE.

SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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